UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2005
SEARS HOLDINGS CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-51217	20-1920798
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3333 Beverly Road
Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (847) 286-2500
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 —	Financial Information

Item 2.02.	Results of Operations and Financial Condition.
On December 6, 2005, the Registrant issued a press release regarding its third quarter 2005 earnings. The press release is attached hereto as Exhibit 99.1.

Section 7 —	Regulation FD

Item 7.01	Regulation FD Disclosure.
Chairman’s Letter
On December 6, 2005 the Chairman of the Registrant issued a letter to shareholders. The letter will be available on the Registrant’s website, www.searsholdings.com, and is attached hereto as Exhibit 99.2.
Fiscal 2004 Pro Forma Financial Information
In the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2005, July 30, 2005 and October 29, 2005, the Registrant provided unaudited pro forma financial information for the fiscal 2004 interim periods as if Sears, Roebuck and Co. (“Sears”) and Kmart Holding Corporation (“Kmart”) had been combined as of the beginning of fiscal 2004. As noted in those filings, the combination of Kmart and Sears has been treated as a purchase business combination for accounting purposes, with Kmart designated as the acquirer and the historical financial statements of Kmart become the historical financial statements of the Registrant. As also noted in those filings, on a reported basis, the condensed consolidated statements of operations for the fiscal 2005 quarterly and year-to-date periods are not comparable to the respective prior year periods because the prior year periods do not include Sears results. Therefore, the Registrant believes that an understanding of its reported results, trends and on-going performance is not complete without presenting results on a pro forma basis.
The Registrant has compiled preliminary prior year unaudited pro forma financial information presenting the results of operations of Kmart and Sears for the 13-week period ended January 26, 2005, as well as for the fiscal year ended January 26, 2005, as though the companies had been combined as of the beginning of fiscal 2004. The Registrant is furnishing this unaudited pro forma financial information in this Current Report on Form 8-K for informational purposes only to assist investors in formulating a comparative framework within which to analyze the Registrant’s fiscal 2005 performance. The unaudited pro forma financial information is not indicative of the results of operations that would have been achieved if the merger had taken place at the beginning of fiscal 2004, or that may result in the future. In addition, the pro forma information has not been adjusted to reflect any operating efficiencies that have been, or may in the future be, realized as a result of the combination of Kmart and Sears. This pro forma information is based on management’s preliminary purchase price allocation, as reflected in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended October 29, 2005. Further refinements to the purchase price allocation may be necessary, and therefore, the pro forma financial information summarized below is preliminary and subject to change.

The preliminary prior year unaudited pro forma financial results referred to above include restructuring charges and significant gains from the sale of assets. The Company has included an additional schedule that shows the effect of excluding the restructuring charges and the gains on sale of assets from the preliminary prior year pro forma financial results.
Sears Holdings Corporation
millions, except per common share data

	13 Weeks Ended January 26, 2005
	As	Pre-merger	Pro Forma
	Reported(1)	Activity(2)	Adjustments		Pro Forma

Merchandise sales and services	$5,928	$10,766	$—		$16,694
Credit and financial products revenues	—	128	—		128

Total revenues	5,928	10,894	—		16,822

Cost of sales, buying and occupancy	4,447	7,752	—		12,199
Selling and administrative	1,036	2,324	5	(3)	3,365
Depreciation and amortization	12	272	40	(4)	324
Provision for uncollectible accounts	—	22	—		22
Loss (Gain) on sales of assets	(35)	—	—		(35	)(7)
Restructuring charges	—	—	—		—

Total costs and expenses	5,460	10,370	45		15,875

Operating income	468	524	(45)		947
Interest expense, net	(22)	(65)	6	(5)	(81)
Bankruptcy-related recoveries	45	—	—		45
Other income	4	13	—		17

Income before income taxes and minority interest	495	472	(39)		928
Income taxes	186	136	(15	)(6)	307
Minority interest	—	32	—		32

NET INCOME	$309	$304	$(24)		$589

Earnings per common share
Basic	$3.48				$3.90
Diluted	$3.06				$3.61
Weighted average shares
Basic	88.7				150.9
Diluted	101.1				163.3

(1)	Certain reclassifications have been made to the historical presentation of Kmart to conform to the presentation used in the unaudited pro forma condensed consolidated statement of operations contained in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended October 29, 2005.

(2)	Represents the 2004 results of operations for the period October 31, 2004 through January 29, 2005 for the Sears Domestic segment and the period October 3, 2004 through January 1, 2005 for the Sears Canada segment.

(3)	Represents an $18 million increase to selling and administrative expense primarily resulting from the adjustment to Sears’ pension and postretirement plans based on the adjustment of such liabilities to fair value, partially offset by the elimination of $13 million of costs incurred by Sears as a result of the merger.

(4)	Represents an increase in depreciation and amortization expense resulting from the adjustment to Sears’ property and equipment and identifiable definite-lived intangible assets based on the adjustment of such assets to fair value.

(5)	Represents a decrease to interest expense resulting from the adjustment to Sears debt and capital lease obligations based on the adjustments of such liabilities to fair value.

(6)	Represents the aggregate pro forma effective income tax effect (38.4%) applied to the adjustments described in notes (3) through (5) above.

(7)	Kmart recognized aggregate gains of $35 million during the 13 weeks ended January 26, 2005, including aggregate gains of $12 million related to the assignment of a leased property to The Home Depot, Inc. The gains continue to be reflected in the pro forma amounts shown above, increasing operating income by $35 million and net income by approximately $22 million, or $0.14 per diluted common share.
Sears Holdings Corporation
millions, except per common share data

	Fiscal Year Ended January 26, 2005
	As		Pre-merger	Pro Forma
	Reported(1)		Activity(2)	Adjustments		Pro Forma

Merchandise sales and services	$19,821		$35,742	$—		$55,563
Credit and financial products revenues	—		381	—		381

Total revenues	19,821		36,123	—		55,944

Cost of sales, buying and occupancy	14,967		25,945	8	(3)	40,920
Selling and administrative	3,958		8,418	66	(4)	12,442
Depreciation and amortization	26		984	185	(5)	1,195
Provision for uncollectible accounts	—		64	—		64
Loss (Gain) on sales of assets	(946	)(6)	(9)	599	(6)	(356	)(6)
Restructuring charges	—		41	—		41

Total costs and expenses	18,005		35,443	858		54,306

Operating income	1,816		680	(858)		1,638
Interest expense, net	(108)		(265)	23	(7)	(350)
Bankruptcy-related recoveries	58		—	—		58
Other income	8		66	—		74

Income before income taxes and minority interest	1,774		481	(835)		1,420
Income taxes	669		141	(319	)(8)	491
Minority interest	—		46	—		46

NET INCOME	$1,105		$294	$(516)		$883

Earnings per common share
Basic	$12.37					$5.83
Diluted	$10.91					$5.40
Weighted average shares
Basic	89.3					151.5
Diluted	101.4					163.6

(1)	Certain reclassifications have been made to the historical presentation of Kmart to conform to the presentation used in the unaudited pro forma condensed consolidated statement of operations contained in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended October 29, 2005.

(2)	Represents the 2004 results of operations for the period February 1, 2004 through January 29, 2005 for the Sears Domestic segment and the period January 4, 2004 through January 1, 2005 for the Sears Canada segment.

(3)	Represents an increase to cost of sales, buying and occupancy expense resulting from the adjustment to Sears’ inventory based on the adjustment of such assets to fair value.

(4)	Represents a $79 million increase to selling and administrative expense primarily resulting from the adjustment to Sears’ pension and postretirement plans based on the adjustment of such liabilities to fair value, partially offset by the elimination of $13 million of costs incurred by Sears as a result of the merger.

(5)	Represents an increase in depreciation and amortization expense resulting from the adjustment to Sears’ property and equipment and identifiable definite-lived intangible assets based on the adjustment of such assets to fair value.

(6)	On September 29, 2004, Sears acquired ownership or leasehold interest in 50 Kmart stores for approximately $575 million. During the thirteen weeks ended October 27, 2004, Kmart recognized a gain on the sale amounting to $599 million. This adjustment eliminates the gain on the sale recognized by Kmart.

In addition, Kmart recognized aggregate gains of $347 million during fiscal 2004, including aggregate gains of $253 million related to the sale of four properties and the assignment of 14 leased properties to The Home Depot, Inc. These gains continue to be reflected in the pro forma amounts shown above, increasing operating income by $347 million and net income by approximately $214 million, or $1.31 per diluted common share.

(7)	Represents a decrease to interest expense resulting from the adjustment to Sears debt and capital lease obligations based on the adjustments of such liabilities to fair value.

(8)	Represents the aggregate pro forma effective income tax effect (38.4%) applied to the adjustments described in notes (3) through (7) above.
Pro Forma Adjusted Results of Operations
The following presentation of results of operations excludes the effect of restructuring charges and gains (losses) on sales of assets. For purposes of evaluating operating performance of the Company’s business for comparable periods, the Company’s management excludes these items as management considers gains (losses) on the sale of assets to result from investing decisions rather than ongoing operations and does not view restructuring charges as indicative of ongoing performance of the business as they may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results.
(millions except per share amounts)

	13 Weeks Ended January 26, 2005			Fiscal Year Ended January 26, 2005
		Special	Pro Forma -		Special	Pro Forma -
	Pro Forma	Items	Adjusted	Pro Forma	Items	Adjusted
Revenues
Merchandise sales and services	$16,694	$—	$16,694	$55,563	$—	$55,563
Credit and Financial Products Revenue	128		128	381		381

Total Revenue	16,822		16,822	55,944		55,944

Costs and Expenses
Cost of sales, buying and occupancy	12,199		12,199	40,920		40,920
Selling and administrative expenses	3,365		3,365	12,442		12,442
Depreciation and amortization	324		324	1,195		1,195
Provision for uncollectible accounts	22		22	64		64
Loss (Gain) on sales of assets	(35)	35	—	(356)	356	—
Restructuring charges (1)	—		—	41	(41)	—

Total costs and expenses	15,875	35	15,910	54,306	315	54,621

Operating income	947	(35)	912	1,638	(315)	1,323
Interest expense	(81)		(81)	(350)		(350)
Bankruptcy-related recoveries	45		45	58		58
Other income	17		17	74		74

Income before income taxes and minority interest	928	(35)	893	1,420	(315)	1,105
Income taxes	307	(13)	294	491	(119)	372
Minority interest	32		32	46		46

Net income	$589	$(22)	$567	$883	$(196)	$687

Earnings per common share
Basic	$3.90	$(0.14)	$3.76	$5.83	$(1.30)	$4.53
Diluted	$3.61	$(0.13)	$3.47	$5.40	$(1.20)	$4.20

Weighted average shares
Basic	150.9		150.9	151.5		151.5
Diluted	163.3		163.3	163.6		163.6

(1)	The $41 million restructuring charge recorded in fiscal 2004 reflects a charge recorded at Sears in the second quarter of 2004 as part of a productivity initiative.

Section 9 —	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits
Exhibit 99.1 — Press release dated December 6, 2005, furnished pursuant to Item 2.02.
Exhibit 99.2 — Letter from the Chairman dated December 6, 2005, furnished pursuant to Item 7.01.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION
	By:	/s/ William K. Phelan
William K. Phelan
Date: December 6, 2005		Vice President and Controller

Exhibit Index

99.1	Press release dated December 6, 2005.
99.2	Letter from the Chairman dated December 6, 2005.